UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-3262075
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.125% Series D Cumulative Redeemable Preferred Shares	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:  333-161594

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7.125% Series D Cumulative Redeemable Preferred Shares, without par value (the “Series D Preferred Shares”), of Hospitality Properties Trust (the “Registrant”) is contained in the Prospectus dated August 28, 2009 (File No. 333-161594), under the caption “Description of Shares of Beneficial Interest” on pages 12 through 20 thereof, as supplemented by the Prospectus Supplement dated January 13, 2012, under the caption “Description of the Series D Preferred Shares” on pages S-12 through S-21 thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit

1.1

Composite Copy of Amended and Restated Declaration of Trust dated as of August 21, 1995, as amended to date. (Incorporated by reference to the Company’s Current Report on Form 8-K dated January 18, 2012.)

1.2	Articles Supplementary dated as of June 2, 1997. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997.)
1.3	Articles Supplementary dated as of May 16, 2000. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.)
1.4	Articles Supplementary dated as of December 9, 2002. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.)
1.5	Articles Supplementary dated as of February 15, 2007. (Incorporated by reference to the Company’s Current Report on Form 8-K dated February 15, 2007.)
1.6	Articles Supplementary dated as of March 5, 2007. (Incorporated by reference to the Company’s Current Report on Form 8-K dated March 7, 2007.)
1.7	Articles Supplementary dated as of January 13, 2012. (Incorporated by reference to the Company’s Current Report on Form 8-K dated January 18, 2012.)
1.8	Amended and Restated Bylaws of the Company, as of January 13, 2010. (Incorporated by reference to the Company’s Current Report on Form 8-K dated January 20, 2010.)
1.9	Form of Common Share Certificate. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)
1.10	Form of 8.875% Series B Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.)
1.11	Form of 7% Series C Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.)
1.12	Form of 7.125% Series D Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 18, 2012.)
1.13

Renewed Rights Agreement, dated as of May 15, 2007, between the Company and Wells Fargo Bank, National Association. (Incorporated by reference to the Company’s Current Report on Form 8-K dated May 16, 2007.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOSPITALITY PROPERTIES TRUST

Date: January 18, 2012	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer